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                                                                   EXHIBIT 99.4

              Form of Letter to Beneficial Holders Regarding the
                               Offer to Exchange

               Unregistered 8.75% Senior Secured Notes Due 2011

                                      for

                      8.75% Senior Secured Notes Due 2011
          which have been registered under the Securities Act of 1933 of

                         Hanover Equipment Trust 2001B
              payable from lease obligations of and guaranteed by

                    Hanover Compression Limited Partnership
              which lease obligations and notes are guaranteed by

                          Hanover Compressor Company
                  Pursuant to the Prospectus dated    , 2002

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON     ,
  2002, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                                         , 2002

To Our Clients:

   Enclosed for your consideration is a Prospectus, dated     , 2002, of
Hanover Equipment Trust 2001B (the "Issuer"), Hanover Compression Limited Partnership ("HCLP"), and Hanover Compressor Company ("Hanover"), and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Issuer to exchange any and all of the Issuer's outstanding unregistered 8.75% Senior Secured Notes due 2011 (the "Old Notes") for $250,000,000 principal amount of the Issuer's 8.75% Senior Secured Notes due 2011 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), which New Notes are payable from lease obligations of and guaranteed by HCLP, which lease obligations and New Notes are guaranteed by Hanover, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

   These materials are being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer, Hanover and HCLP urge beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes in the Exchange Offer.

   Accordingly, we request instructions as to whether you wish us to tender any or all of your Old Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old Notes.

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   Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on     , 2002, unless extended by the Issuer. Old Notes
tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

   If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

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INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER OF 8.75% SENIOR SECURED
                NOTES DUE 2011 OF HANOVER EQUIPMENT TRUST 2001B

   The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of Hanover Equipment Trust 2001B. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

   This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

   The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

      $     of the Old Notes.

   With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

      [_] To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

      $     of the Old Notes.

      [_] NOT to TENDER any Old Notes held by you for the account of the undersigned.

   If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including, but not limited to, the representations that (i) the undersigned's principal residence is in the state of (fill in state) , (ii) the undersigned is acquiring the New Notes in the ordinary course of business of the undersigned, (iii) the undersigned has no arrangement or understanding with any person to participate in the distribution of New Notes, (iv) the undersigned acknowledges that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of Section 10 of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission (the "Commission") set forth in certain no action letters (see the section of the Prospectus entitled "The Exchange Offer--Resale of New Notes"), (v) the undersigned understands that a secondary resale transaction described in clause (iv) above and any resales of New Notes obtained by the undersigned in exchange for the Old Notes acquired by the undersigned directly from the Issuer should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, if applicable, of Regulation S-K of the Commission, (vi) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer, HCLP or Hanover, and (vii) if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of Section 10 of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering such prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and
(c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Old Notes.

   The purchaser status of the undersigned is (check the box that applies):

[_] A "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act)
[_]  An "Institutional Accredited Investor" (as defined in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act)

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[_]  A non "U.S. person" (as defined in Regulation S of the Securities Act)
       that purchased the Old Notes outside the United States in accordance with Rule 904 of the Securities Act
[_]  Other (describe)__________________________________________________________

                                   SIGN HERE

Name of Beneficial Owner(s):___________________________________________________

Signature(s):__________________________________________________________________

Name(s) (please print):________________________________________________________

Address:_______________________________________________________________________

Principal place of business (if different from address listed above):__________

Telephone Number(s):___________________________________________________________

Taxpayer Identification or Social Security Number(s):__________________________

Date:__________________________________________________________________________

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